Exhibit 99.1

Triccar, Inc. Closes Acquisitions of Correlate, Inc. & Solar Site Design

The Company enters the rapidly growing tech-enabled energy optimization market for commercial real estate

BOISE ID, NASHVILLE TN, and SHREVEPORT LA, December 29, 2021 /PRNewswire/ -- Triccar, Inc. (OTCQB: TCCR) ("TRICCAR") is pleased to announce the completion of the acquisition of 100% of Correlate, Inc. ("Correlate") and Loyal Enterprises LLC dba Solar Site Design ("Solar Site Design"), creating a new data-driven platform designed for commercial & industrial real estate owner’s seeking to significantly improves net operating income. With the introduction of a true tech-enabled project development and finance platform, the Company provides portfolio energy optimization with sustainable profit growth for buildings nationwide.

Founded in 2015 by Todd Michaels, CEO, Correlate is an innovator in tech-enabled clean energy sales solutions. Mr. Michaels served as a former Executive for Innovation at SunEdison and NRG (NYSE: NRG) and has 16 years experience in this industry. Solar Site Design, founded in 2013 by Jason Loyet, is an award-winning project development platform serving the commercial solar industry. Mr. Loyet has twenty-five years of diversified experience building software and energy platforms.

Currently, Correlate and the Solar Site Design platform, have an opportunity pipeline of over $100 million in commercial projects with more than $20 million in awarded backlog. The Company believes the potential for significant growth is due to the industry demand for actionable, cashflow positive, energy programs and the underlying carbon reduction mandates taking effect globally. According to the Rocky Mountain Institute, portfolio energy optimization is a $290 billion market in the United States, driving deep financial savings and energy efficiency across the commercial sector.

Todd Michaels, President and CEO of Correlate, states, "Through this transaction, Correlate enters the public market at a key inflection point of its growth. The Company currently enjoys channel and sales partnerships with Fortune 250 companies and a strong, proven industry network. Our transparent leading edge model changes value delivery for both facility owners and proven solution providers seeking scale.

Matt Flemming, Chairman of Triccar Inc., stated "Todd Michaels and Jason Loyet are a part of a nationally recognized management team that has been active in the energy market since 2005. Through these platform acquisitions, the Company is entering a rapid growth market with a unique offering to address a total market of more than 5.9 million commercial buildings in the domestic United States, according to EIA."

These two acquisitions closed on December 28, 2021, creating a premier net-zero carbon, smart building platform provider, allowing Correlate to expand its proprietary building health assessment, offering to the commercial real estate industry. In connection with the acquisition of Correlate and Solar Site Design, Triccar issued an aggregate of 8.5 million shares of its

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common stock to the Correlate and Solar Site Design equity holders in exchange for one hundred percent (100%) of the equity interests of Correlate and Solar Site Design.

Additionally, at closing Todd Michaels became the President, CEO and a director of Triccar, while George R. Powell, Corey Hunt and Jason Loyet joined the board of directors of Triccar to fill the vacancies created by the resignation of Bernard O’Donnell and Frank Federer.

Triccar plans to file for a name change to more closely reflect its new platform and growth focus. Its shares will continue to trade on the OTCQB market under the current TCCR ticker symbol until further notice.

ABOUT TRICCAR:

Triccar, Inc., through its two subsidiaries, Correlate and Solar Site Design offers a complete suite of proprietary clean energy assessment solutions for the commercial real estate industry.

Correlate is a portfolio-scale development and finance platform offering commercial and industrial facilities access to clean electrification solutions focused on locally-sited solar, energy storage, EV infrastructure, and intelligent efficiency measures. Its unique data-driven approach is powered by proprietary analytics, concierge subscription services, and a highly scalable national fulfillment network to help building owners profit from fully-funded, turnkey decarbonization and facility health programs.

The Company's website is located at: https://www.correlateinc.com/

Solar Site Design is a U.S. Department of Energy Sunshot Catalyst winner that provides customer acquisition and project development tools for the commercial solar industry. Its commercial marketplace platform connects highly qualified project opportunities to leading solar construction companies nationwide.

The Company's website is located at: https://www.solarsitedesign.com/

FORWARD-LOOKING STATEMENTS This news release may include "forward-looking statements" regarding Triccar, Inc., its subsidiaries, business, and project plans. Such forward-looking statements are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the United States Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor created by such sections. Where Triccar, Inc. expresses or implies an expectation or belief about future events or results, such expectation or belief is believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties, and other factors, which could cause actual results to differ materially from future results expressed, projected, or implied by such forward-looking statements. Triccar, Inc. does not undertake any obligation to update any forward-looking statement, except as required under applicable law.

Investors may contact: Market Street Capital, Inc. at (832) 447-7592